Exhibit 10.3

SUBSCRIPTION AGREEMENT

Alpha Healthcare Acquisition Corp.

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

This Subscription Agreement (this “Subscription Agreement”) is being entered into in connection with the proposed business combination (the “Transaction”) between Alpha Healthcare Acquisition Corp., a Delaware corporation (“Alpha”), and Humacyte, Inc., a Delaware corporation (the “Company”), pursuant to a merger agreement to be entered into among Alpha, the Company, and the other parties thereto (the “Transaction Agreement”).

Alpha is seeking commitments from interested investors to purchase shares of Alpha Class A common stock, par value $0.0001 per share (the “Shares”), in a private placement (the “Private Placement”) for a purchase price of $10.00 per share (the “Per Share Purchase Price”). The aggregate purchase price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” On or about the date of this Subscription Agreement, Alpha is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 17,500,000 Shares, at a per share price equal to the Per Share Purchase Price.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Alpha acknowledges and agrees as follows:

1.	Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Alpha the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that Alpha reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by Alpha only when this Subscription Agreement is signed by a duly authorized person by or on behalf of Alpha; Alpha may do so in counterpart form. In the event of rejection of the subscription by Alpha or the termination of this Subscription Agreement in accordance with the terms hereof, the Investor’s payment hereunder will be returned promptly to the Investor along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect

2.	Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of the Transaction and concurrently with the Merger (as defined in the Transaction Agreement). Upon (a) satisfaction or waiver (in writing by the person who has the authority to make such waiver) of the conditions set forth in Section 3 of this Subscription Agreement and (b) delivery of written notice from (or on behalf of) Alpha to the Investor (the “Closing Notice”), that Alpha reasonably expects all conditions to the closing of the Transaction to be satisfied or waived (in writing by the person who has the authority to make such waiver) on a date that is not less than five (5) Business Days (as defined below) from the date on which the Closing Notice is delivered to the Investor (the “Closing Date”), the Investor shall deliver to Alpha, two (2) Business Days prior to the Closing Date specified in the Closing Notice, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Alpha in the Closing Notice, such funds to be held by Alpha in escrow until the Closing. On the Closing Date, Alpha shall issue the number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor (or its nominee in accordance with its delivery instructions) on Alpha’s share register free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws); provided, however, that Alpha’s obligation to issue the Shares to the Investor is contingent upon Alpha having received the Subscription Amount in full accordance with this Section 2 of this Subscription Agreement. In the event that the consummation of the Transaction does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by Alpha and the Investor, Alpha shall promptly (but in no event later than three (3) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by the Investor to Alpha by wire transfer in immediately available funds to the account specified by the Investor, and any book entries shall be deemed cancelled. For purposes of this Subscription Agreement, “Business Day” shall mean any day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Boston, Massachusetts are open for the general transaction of business.

3.	Closing Conditions.

a.	The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)	no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii)	the Shares shall have been approved for listing on the Nasdaq Capital Market; and

(iii)	all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be satisfied at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived (in writing by the person who has the authority to make such waiver).

b.	The obligation of Alpha to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects), at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date.

c.	The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the condition that (i) all representations and warranties of Alpha contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Alpha of each of the representations and warranties of Alpha contained in this Subscription Agreement as of the Closing Date; (ii) Alpha shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, (iii) the Shares shall not have been suspended, as of the applicable Closing Date, by the U.S. Securities and Exchange Commission (the “SEC”) or The Nasdaq Stock Market (“Nasdaq”) from trading on Nasdaq; and (iv) there shall have been no amendment, waiver or modification to the Transaction Agreement that would reasonably be expected to materially and adversely affect the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement without having received the Investor’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

4.	Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

5.	Alpha Representations and Warranties. Alpha represents and warrants to the Investor, as of the date hereof and as of the Closing Date, that:

a.	Alpha has been duly incorporated, validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.	As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Alpha’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

c.	This Subscription Agreement has been duly authorized, executed and delivered by Alpha and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Alpha in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.	The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by Alpha with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Alpha or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Alpha or any of its subsidiaries is a party or by which Alpha or any of its subsidiaries is bound or to which any of the property or assets of Alpha is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Alpha and its subsidiaries, taken as a whole or materially and adversely affect (A) the ability of Alpha to consummate the Transaction, (B) the validity of the Shares or (C) the legal authority of Alpha to comply in all material respects with the terms of this Subscription Agreement (each, a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Alpha; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Alpha or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Alpha to comply in all material respects with this Subscription Agreement.

e.	Alpha is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) notice filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 7 of this Subscription Agreement, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (iv) those required by Nasdaq, including with respect to obtaining stockholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those the failure of which to obtain would not have a Material Adverse Effect. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Shares by Alpha to the Investor.

f.	As of their respective dates, all reports (the “SEC Reports”) required to be filed by Alpha with SEC complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Alpha included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of Alpha as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by Alpha from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

g.	Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim, arbitration or other proceeding, in each case by or before any governmental authority or arbitrator pending, or, to the knowledge of Alpha, threatened against Alpha or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Alpha.

h.	As of the date of this Subscription Agreement, the authorized capital stock of Alpha consists of (i) 100,000,000 Shares and (ii) 10,000,000 shares of Class B common stock par value $0.0001 per share (“Class B Shares”). As of the date of this Subscription Agreement, (A) 10,355,000 Shares are issued and outstanding, (B) 2,500,000 Class B Shares are issued and outstanding and (C) 5,177,500 warrants to purchase Shares of Alpha are issued and outstanding. All (1) issued and outstanding Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and (2) outstanding warrants have been duly authorized and validly issued. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants (other than those referenced in the immediately preceding clause (C)) or other rights to subscribe for, purchase or acquire from Alpha any Shares, Class B Shares or other equity interests in Alpha, or securities convertible into or exchangeable or exercisable for such equity interests. There are no securities or instruments issued by or to which Alpha is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement. As of the date hereof, Alpha has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which Alpha is a party or by which it is bound relating to the voting of any securities of Alpha, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

i.	As of the date hereof, the issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “AHAC” (it being understood that the trading symbol will be changed in connection with the Transaction). As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Alpha, threatened against Alpha by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of Alpha’s Shares on Nasdaq or to deregister the Shares under the Exchange Act. Alpha has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

j.	Alpha has not received any written communication from a governmental authority that alleges that Alpha is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

k.	Neither Alpha nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither Alpha nor any person acting on Alpha’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by Alpha of the Subscribed Shares as contemplated hereby or (ii) cause the offering of the Subscribed Shares pursuant to this Subscription Agreement to be integrated with prior offerings by Alpha for purposes of the Securities Act or any applicable stockholder approval provisions. Neither Alpha nor any person acting on Alpha’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

l.	No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Alpha, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

m.	Alpha is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares hereunder other than to the Placement Agents (as defined herein).

n.	Alpha is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

o.	The Shares eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and Alpha is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Shares. Alpha’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Shares are not, and have not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of Shares through DTC.

p.	Upon consummation of the Transaction, the issued and outstanding Shares will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on Nasdaq.

q.	Alpha is not, and immediately after receipt of payment for the Subscribed Shares and consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

r.	There has been no action taken by Alpha, or, to the knowledge of Alpha, any officer, director, equityholder, manager, employee, agent or representative of Alpha, in each case, acting on behalf of Alpha, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) Alpha has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) Alpha has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) Alpha has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

6.	Investor Representations and Warranties. The Investor represents and warrants to Alpha that:

a.	The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an individual or institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) if an institution, is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b.	The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Alpha or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that Alpha files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c.	The Investor acknowledges and agrees that the Investor is purchasing the Shares from Alpha. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Alpha, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Alpha expressly set forth in Section 5 of this Subscription Agreement.

d.	The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.	The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Alpha, the Transaction and the business of the Company. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that the Investor has independently made his, her or its own analysis and decision to invest in Alpha.

f.	The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Alpha, the Company or a representative of Alpha or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Alpha, the Company or a representative of Alpha or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Alpha, the Company, Exos Securities LLC, a Delaware limited liability company (each, a “Placement Agent” and together the “Placement Agents”), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of Alpha contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Alpha.

g.	The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Alpha’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor will not look to the Placement Agent for all or part of any such loss or losses the Investor may suffer and is able to sustain a complete loss on its investment in the Shares.

h.	Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Alpha. The Investor acknowledges specifically that a possibility of total loss exists.

i.	The Investor acknowledges that the Placement Agent: (i) has not provided the Investor with any information or advice with respect to the Shares, (ii) has not made and do not make any representation, express or implied as to Alpha, the Company, the Company’s credit quality, the Shares or the Investor’s purchase of the Shares, (iii) has not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares, (iv) may have acquired, or during the term of the Shares may acquire, non-public information with respect to the Company or Alpha, which the Investor agrees need not be provided to it, and (v) may have existing or future business relationships with Alpha and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or it deems necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

j.	The Investor acknowledges that it has not relied on the Placement Agent in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agent, any of their affiliates or any person acting on their behalf have conducted with respect to the Shares, Alpha or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports or other materials prepared by the Placement Agent or any of their affiliates.

k.	The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

l.	If the Investor is not an individual, the Investor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

m.	The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has the legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

n.	The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided, that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

o.	No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Shares.

p.	When required to deliver payment to Alpha pursuant to Section 2 of this Subscription Agreement, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

7.	Registration Rights

a.	Alpha agrees that, within 30 calendar days after the consummation of the Transaction (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of such Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (1) the 60th calendar day after the consummation of the Transaction (or 90th calendar day if the SEC notifies (orally or in writing) Alpha that it will “review” the Registration Statement) and (2) the fifth (5th) Business Day after the date Alpha is notified in writing by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”). Alpha shall provide a draft of the Registration Statement to the Investor for review at least four (4) Business Days in advance of the date of filing the Registration Statement with the SEC (the “Filing Date”), and the Investor shall provide any comments on the Registration Statement to Alpha no later than the day immediately preceding the Filing Date. Alpha shall promptly notify the Investor of the effectiveness of the Registration Statement. Alpha agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective, except for such times as Alpha is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, until the earliest of (i) the second anniversary of the Closing; (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (ii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations and without the requirement for Alpha to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable).

The Investor agrees to disclose its beneficial ownership as determined in accordance with Rule 13d-3 of the Exchange Act to Alpha upon request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents Alpha from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. Alpha’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Alpha such information regarding the Investor, the securities of Alpha held by the Investor and the intended method of disposition of such Shares as shall be reasonably requested by Alpha to effect the registration of such Shares, and shall execute such documents in connection with such registration as Alpha may reasonably request that are customary of a selling stockholder in similar situations. For purposes of clarification, any failure by Alpha to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Alpha of its obligations to file or effect the Registration Statement set forth in this Section 7 of this Subscription Agreement. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a) of this Subscription Agreement, Alpha will use commercially reasonable efforts to (1) qualify the Shares for listing on the Nasdaq, and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds the Shares, Alpha will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as Alpha remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable

b.	Notwithstanding anything to the contrary contained herein, Alpha may delay or postpone filing of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of Alpha determines in good faith that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of Alpha or would require premature disclosure of information that could materially adversely affect Alpha (each such circumstance, a “Suspension Event”); provided, that, (i) Alpha shall not so delay filing or so suspend the use of the Registration Statement on more than two occasions or for a period of more than 45 consecutive days or more than a total of 60 calendar days, in each case in any 360-day period and (ii) Alpha shall use commercially reasonable efforts to make such Registration Statement available for the sale by the undersigned of such securities as soon as practicable thereafter. If so directed by Alpha, the Investor will deliver to Alpha or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

c.	At its expense Alpha shall advise the Investor within two (2) Business Days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by Alpha of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from Alpha (which notice shall not contain any material non-public information regarding Alpha) of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which Alpha agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Alpha that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by Alpha except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. Alpha shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as Alpha is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Alpha shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d.	For purposes of this Section 7 of this Subscription Agreement, (i) “Shares” shall mean, as of any date of determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and (ii) “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 of this Subscription Agreement have been duly assigned.

8.	Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and Alpha to terminate this Subscription Agreement, (c) Alpha’s notification to the Investor in writing that it has, with the written consent of the Company, abandoned its plans to move forward with the Transaction and/or terminated the Investor’s obligations with respect to the Subscription without the delivery of the Shares having occurred, (d) the Termination Date (as defined in the Transaction Agreement), if the Closing has not occurred by such date, or (e) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived (in writing by the person who has the authority to make such waiver), or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in the immediately preceding clauses (a) through (e), collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Alpha shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to Alpha in connection herewith shall promptly (and in any event within one (1) Business Day) following the Termination Event be returned to the Investor.

9.	Trust Account Waiver. The Investor hereby acknowledges that Alpha has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Alpha’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of Alpha entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Investor hereby irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with Alpha and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 9 of this Subscription Agreement shall be deemed to limit the Investor’s right to distributions from the Trust Account in accordance with Alpha’s certificate of incorporation in respect of any redemptions by the Investor in respect of Shares acquired by any means other than pursuant to this Subscription Agreement.

10.	Miscellaneous.

a.	Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof.

b.	Alpha may request from the Investor such additional information as Alpha may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested; provided, that Alpha agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Investor acknowledges that Alpha may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of Alpha.

c.	The Investor acknowledges that Alpha, the Company, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Alpha and the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 of this Subscription Agreement are no longer accurate. The Investor acknowledges and agrees that each purchase by the Investor of Shares from Alpha will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d.	Alpha, the Company and the Placement Agent are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) of this Subscription Agreement shall not give Alpha any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of Alpha set forth in this Subscription Agreement.

e.	All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f.	This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 of this Subscription Agreement) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by Alpha of the provisions of this Subscription Agreement shall be effective without the prior written consent of Alpha (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement or the Transaction Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g.	This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in the last sentence of Section 10(k) of this Subscription Agreement with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h.	Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.	If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j.	This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k.	The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties may be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third-party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

l.	This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

m.	THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(M) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(M) OF THIS SUBSCRIPTION AGREEMENT.

11.	Disclosure. Alpha shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases and file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, non-public information that Alpha has provided to the Investor at any time prior to the filing of the Disclosure Document and including as exhibits to the Disclosure Document, the form of this Subscription Agreement and the Other Subscription Agreement (in each case, without redaction) .. Upon the issuance of the Disclosure Document, to the actual knowledge of Alpha, the Investor shall not be in possession of any material, non-public information received from Alpha or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Alpha or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. No later than 9:00 a.m., New York City time, on the fourth (4th) Business Day following the earlier to occur of the Closing Date or the termination of the Transaction Agreement, Alpha shall file with the SEC a Current Report on Form 8-K (the “Super 8-K”) disclosing the requisite Form 10 information (within the meaning of Rule 144), the consummation of the transactions contemplated hereby, the Transaction and the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Transaction Agreement, or if applicable, the termination of the Transaction Agreement, and, in each case, any other material, nonpublic information that Alpha has provided or made available to the Investor or any of the Investor’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Super 8-K with respect to the Targets, the Transaction and the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Transaction Agreement, and which then continues to constitute material, nonpublic information. Notwithstanding anything in this Subscription Agreement to the contrary, Alpha shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which Alpha’ securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 11 of this Subscription Agreement. Alpha shall provide the Investor with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Investor regarding such disclosure.

12.	As applicable, for ease of administration, this single Subscription Agreement is being executed so as to enable the Investor identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that (i) the Subscription Agreement shall be treated as if it were a separate agreement with respect to the Investor listed on the signature page and the Other Investors, as if each of the Investors had executed a separate Subscription Agreement naming only itself as subscriber, and (ii) the Investor listed on the signature page shall not have any liability under the Subscription Agreement for the obligations of any Other Investor so listed. In addition, the obligations of the Investors under this Subscription Agreement are several and not joint with the obligations of any Other Investor or any other investor under the Other Subscription Agreements, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor or Other Investor or other investor pursuant hereto or thereto, shall be deemed to constitute the Investor and any Other Investors or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any Other Investors or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

13.	This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

14.	Subscriber will promptly provide any information reasonably requested by Alpha for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if Date: __________, 2021 different)

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State Zip:

Attn: ________________________	Attn: ________________________

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Alpha in the Closing Notice.

IN WITNESS WHEREOF, Alpha has accepted this Subscription Agreement as of the date set forth below.

ALPHA HEALTHCARE ACQUISITION CORP.

By:
Name:
Title:

Date: 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, registered investment adviser, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C.	INSTITUTIONAL ACCOUNT STATUS (Please check the applicable subparagraphs):

☐	We are an “institutional account” (as defined in FINRA Rule 4512(c)).

D.	INDIVIDUAL ACCOUNT STATUS

☐ I am an individual “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which I qualify as an “accredited investor.”

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ The Investor is a natural person (or a 401(k)/IRA investor directed by and for the benefit of a single natural person) whose net worth, either individually or jointly with the person’s spouse or spousal equivalent, at of the date of this Subscription Agreement, exceeds US$1,000,000.

☐ The Investor is a natural person (or a 401(k)/IRA investor directed by and for the benefit of a single natural person) who had individual income in excess of US$200,000, or joint income with the person’s spouse or spousal equivalent in excess of US$300,000, in each of the previous two calendar years and reasonably expects to reach the same income level in the current calendar year.

In calculating the Investor’s net worth: (i) the Investor’s primary residence may not be included as an asset; (ii) indebtedness that is secured by the Investor’s primary residence, up to the estimated fair market value of the primary residence as of the date of this Subscription Agreement, may not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (iii) indebtedness that is secured by the Investor’s primary residence in excess of the estimated fair market value of the primary residence as of the date of this Subscription Agreement must be included as a liability. In calculating the Investor’s joint net worth with the Investor’s spouse or spousal equivalent, the Investor’s spouse’s primary residence (if different from the Investor’s own) and indebtedness secured by such primary residence should be treated in a similar fashion.

This page should be completed by the Investor and constitutes a part of the Subscription Agreement.

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